                                                                Exhibit 8.1




                                                             March 19, 1999


StanCorp Financial Group, Inc.
1100 S.W. Sixth Avenue
Portland, Oregon 97204


                        StanCorp Financial Group, Inc.
                      Registration Statement on Form S-1
                             (File No. 333-72521)

Ladies and Gentlemen:

        We have acted as special counsel to StanCorp Financial Group, Inc., an Oregon corporation (the "Company"), in connection with the Registration Statement on Form S-1 referenced above (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to shares of the Company's Common Stock, no par value, being offered by the Company, including any shares that may be sold upon exercise of the underwriters' over-allotment option and any additional shares of Common Stock that may be registered in accordance with Rule 462(b) under the Act. Capitalized terms used herein without definition have meanings set forth in the Registration Statement.

        In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates, representations and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

        We are of the opinion that the principal income tax consequences to the Company of the consummation of the plan of reorganization under current federal income tax law and administrative rulings of the Internal Revenue Service are as set forth under the caption "The Demutualization--Federal Income Tax Consequences to Standard" in the Prospectus forming part of the Registration Statement.

        The opinion is limited to the federal law of the United States and administrative rulings of the Internal Revenue Service as in effect on the date hereof. We have no obligation to advise you or any other person of changes in law or in the administrative rulings of the Internal Revenue Service that occur after the date hereof.

        We are delivering this opinion to you, and, without our prior written consent, no other persons are entitled to rely on this opinion. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the reference to our firm under the captions "The Demutualization--Federal Income Tax Consequences to Policyholders" and "--Federal Income Tax Consequences to Standard" and "Validity of Common Stock" in the Prospectus forming a part thereof and to the incorporation by reference of this opinion and consent as exhibits to any registration statement filed in accordance with Rule 462(b) under the Act relating to the Offering. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                                Very truly yours,

                                                /s/ Debevoise & Plimpton
                                                ------------------------
                                                Debevoise & Plimpton